Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 31, 2023 relating to the consolidated financial statements of Salona Global Medical Device Corporation and its subsidiaries as of December 31, 2022 and February 28, 2022 and for the ten-month period ended December 31, 2022 and for the year ended February 28, 2022, which report is included in this Transition Report on Form 10-KT.

/s/ SRCO Professional Corporation

Richmond Hill, Ontario, Canada March 31, 2023	CHARTERED PROFESSIONAL ACCOUNTANTS Authorized to practice public accounting by the Chartered Professional Accountants of Ontario